Exhibit 8.1

July 5, 2012

Wells Fargo & Company,

    420 Montgomery Street,

        San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $2,051,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due July 8, 2019 as described in the Company’s Pricing Supplement No. 208 dated June 27, 2012 (“Pricing Supplement 208”) to Product Supplement No. 5 dated May 3, 2012, the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”), and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $4,752,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Domestic ETF Basket due January 6, 2015 as described in the Company’s Pricing Supplement No. 209 dated June 27, 2012 (“Pricing Supplement 209”) to Product Supplement No. 3 dated May 2, 2012 (“Product Supplement 3”), the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $1,045,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the iShares® MSCI Emerging Markets Index Fund due January 5, 2016 as described in the Company’s Pricing Supplement No. 210 dated June 27, 2012 (“Pricing Supplement 210”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iv) $590,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the SPDR® S&P MidCap 400® ETF Trust due January 5, 2016 as described in the Company’s Pricing Supplement No. 211 dated June 27, 2012 (“Pricing Supplement 211”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (v) $2,541,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the Vanguard® REIT ETF due April 7, 2016 as described in the Company’s Pricing Supplement No. 212 dated June 27, 2012 (“Pricing Supplement 212”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the

Wells Fargo & Company

Registration Statement, (vi) $3,207,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Global ETF Basket due January 4, 2017 as described in the Company’s Pricing Supplement No. 213 dated June 27, 2012 (“Pricing Supplement 213”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, and (vii) $2,516,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index with Periodic Interest due January 4, 2018 as described in the Company’s Pricing Supplement No. 214 dated June 27, 2012 (“Pricing Supplement 214”) to Product Supplement No. 1 dated May 2, 2012, the Prospectus Supplement, and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 208, 209, 210, 211, 212, 213, and 214 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 214.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 208, 209, 210, 211, 212, 213, and 214 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 214 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP